Exhibit 99.(h)(vii)

AMENDMENT 12

to the

ADMINISTRATIVE SERVICES AGREEMENT

among

The Investment Companies comprising the Lord Abbett Family of Funds

(each, a “Fund” or collectively, the “Funds”) as set forth on Exhibit 1

and

Lord, Abbett & Co. LLC (“Lord Abbett”)

WHEREAS, the Investment Companies named on Exhibit 1 and Lord Abbett entered into an Administrative Services Agreement dated December 12, 2002, as may be amended from time to time (the “Agreement”);

WHEREAS, Section 9 of the Agreement provides for the addition to the Agreement of new funds created in the Lord Abbett Family of Funds where such funds wish to engage Lord Abbett to perform Administrative Services under the Agreement; and

WHEREAS, the Funds and Lord Abbett desire to further amend the Agreement to include an additional fund;

NOW THEREFORE, in consideration of the mutual covenants and of other good and valuable consideration, receipt of which is hereby acknowledged, the parties mutually agree to amend the Agreement in the following respects:

1.                                       The Agreement is hereby amended to add the following fund to Exhibit 1 of the Agreement:

Lord Abbett Securities Trust

                • Lord Abbett International Dividend Income Fund

2.                                 The Agreement shall remain the same in all other respects.

3.                                 The Amendment is effective as of the 20th day of June, 2008.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to the Agreement to be executed in its name and on its behalf by its duly authorized representative.

On behalf of each of the Lord Abbett Funds listed on Exhibit 1 Attached hereto

	By:	/s/ Joan A. Binstock
Joan A. Binstock
Chief Financial Officer

Attested:

/s/ Thomas R. Phillips
Thomas R. Phillips
Vice President & Assistant Secretary

LORD, ABBETT & CO. LLC

	By:	/s/ Robert S. Dow
Robert S. Dow
Managing Member

Attested:

/s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Member, General Counsel

EXHIBIT 1 (AMENDED AS OF JUNE 20, 2008) (1)

TO

ADMINISTRATIVE SERVICES AGREEMENT

The following funds comprise the Lord Abbett Family of Funds:

Lord Abbett Affiliated Fund, Inc.
Lord Abbett Blend Trust

Lord Abbett Small-Cap Blend Fund

Lord Abbett Bond-Debenture Fund, Inc.
Lord Abbett Developing Growth Fund, Inc.
Lord Abbett Global Fund, Inc.
Equity Series

Lord Abbett Developing Local Markets Fund

Lord Abbett Investment Trust

Lord Abbett Balanced Strategy Fund

Lord Abbett Convertible Fund

Lord Abbett Core Fixed Income Fund
Lord Abbett Diversified Equity Strategy Fund
Lord Abbett Diversified Income Strategy Fund
Lord Abbett Floating Rate Fund
Lord Abbett Growth & Income Strategy Fund
Lord Abbett High Yield Fund
Lord Abbett Income Fund
Lord Abbett Short Duration Income Fund
Lord Abbett Total Return Fund
Lord Abbett Large-Cap Growth Fund
Lord Abbett Mid-Cap Value Fund, Inc.
Lord Abbett Municipal Income Fund, Inc.
Lord Abbett California Tax-Free Income Fund

Lord Abbett Connecticut Tax-Free Income Fund

Lord Abbett Hawaii Tax-Free Income Fund
Lord Abbett Missouri Tax-Free Income Fund
Lord Abbett National Tax-Free Income Fund
Lord Abbett New Jersey Tax-Free Income Fund
Lord Abbett New York Tax-Free Income Fund
Lord Abbett Municipal Income Trust
Georgia Series
Lord Abbett High Yield Municipal Bond Fund
Lord Abbett Intermediate Tax-Free Fund
Pennsylvania Series
Lord Abbett Research Fund, Inc.

(1)           As amended on June 20, 2008 to reflect the addition of the Lord Abbett International Dividend Income Fund, a series of Lord Abbett Securities Trust.

Lord Abbett America’s Value Fund
Lord Abbett Growth Opportunities Fund

Lord Abbett Large-Cap Core Fund

Small-Cap Value Series
Lord Abbett Securities Trust
Lord Abbett All Value Fund
Lord Abbett Alpha Strategy Fund
Lord Abbett International Core Equity Fund
Lord Abbett International Dividend Income Fund
Lord Abbett International Opportunities Fund
Lord Abbett Large-Cap Value Fund
Lord Abbett Micro-Cap Growth Fund
Lord Abbett Micro-Cap Value Fund
Lord Abbett Value Opportunities Fund
Lord Abbett Series Fund, Inc.
All Value Portfolio
America’s Value Portfolio
Bond-Debenture Portfolio
Growth and Income Portfolio
Growth Opportunities Portfolio
International Portfolio
Large-Cap Core Portfolio
Mid-Cap Value Portfolio
Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc.